Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated February 4, 2021, relating to the financial statements of Hudson Executive Investment Corp. III, appearing in Amendment No. 1 to the Registration Statement on Form S-1, File No. 333-252744.

/s/ WithumSmith+Brown, PC

New York, New York

February 23, 2021